Exhibit 2.1

AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NO. 1 to the Agreement and Plan of Merger (this “Amendment No. 1”) dated as of June 30, 2016, by and among Apollo Commercial Real Estate Finance, Inc., a Maryland corporation (“Parent”), Arrow Merger Sub, Inc., a Maryland corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Apollo Residential Mortgage, Inc., a Maryland corporation (the “Company”), amends the Agreement and Plan of Merger, dated as February 26, 2016 (the “Agreement”) by and among Parent, Merger Sub and the Company.

WHEREAS, the parties hereto are parties to the Agreement and desire to amend the Agreement in accordance with the requirements of Section 9.1(a) of the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the respective covenants contained herein and intending to be legally bound hereby, the parties agree as follows:

1. Definitions; References. Unless otherwise defined or set forth herein, capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement. Each reference to “hereof” “hereunder,” “herein,” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended by this Amendment No. 1.

2. Amendment to Agreement.

2.1. The reference to “August 26, 2016” in Section 8.2(a) of the Agreement is hereby deleted and replaced with “September 9, 2016”.

3. Approval. Each party represents and warrants that this Amendment No. 1 has been duly and validly authorized by all necessary action on the part of such party.

4. Continued Effectiveness of Agreement. Except as expressly modified and superseded by this Amendment No. 1, all terms and provisions of the Agreement shall remain unchanged and in full force and effect without modification, and nothing herein shall operate as a waiver of any party’s rights, powers or privileges under the Agreement.

5. Counterparts; Facsimile. This Amendment No. 1 may be executed manually or by facsimile by the parties hereto, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the parties and delivered to the other parties (including by means of electronic delivery), it being understood that the parties need not sign the same counterpart. Signatures to this Amendment No. 1 transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

6. Governing Law. This Amendment No. 1, and all claims or causes of actions (whether at Law, in equity, in contract or in tort) that may be based upon, arise out of, or are related to, this Amendment No. 1 or the negotiation, execution or performance of this Amendment No. 1, shall be governed by, and construed in accordance with, the Laws of the State of Maryland applicable to agreements entered into and performed entirely therein by residents thereof, without giving effect to conflicts of laws principles (whether of the State of Maryland or any other jurisdiction that would cause the application of the Laws of any jurisdiction other than the State of Maryland). Any dispute or controversy arising out of this Amendment No. 1 shall be resolved in accordance with the applicable provisions of Article 9 of the Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

By:	/s/ Stuart A. Rothstein
Name:	Stuart A. Rothstein
Title:	President and Chief Executive Officer

ARROW MERGER SUB, INC.

By:	/s/ Stuart A. Rothstein
Name:	Stuart A. Rothstein
Title:	President

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

APOLLO RESIDENTIAL MORTGAGE, INC.

By:	/s/ Michael A. Commaroto
Name:	Michael A. Commaroto
Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]